Terra Industries Inc. 600 Fourth Street
Exhibit 99.1	P.O. Box 6000 Sioux City, IA 51102-6000
Telephone: (712) 277-1340 Telefax: (712) 277-7383 www.terraindustries.com

NEWS

For immediate release	Contact: Joe A. Ewing
(712) 277-7305

Terra corrects prior year classifications in first quarter news release

Sioux City, Iowa (April 29, 2005)—Terra Industries Inc. (NYSE symbol: TRA) announced that its April 28, 2005, news release reporting first quarter results contained a classification error between the amounts shown in the Summarized Financial Position for March 31, 2004, “Customer prepayments” and “Other current liabilities.” The amount shown for March 31, 2004, “Customer prepayments” of $40,252 has been corrected to $80,780 and the amount shown for March 31, 2004, “Other current liabilities” of $202,766 has been corrected to $162,238.

Terra Industries Inc., with 2004 revenues of $1.9 billion pro forma the Mississippi Chemical acquisition, is a leading international producer of nitrogen products.

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Note:	Terra Industries’ news announcements are also available on its web site,

www.terraindustries.com.